Exhibit 99.1

Level 3 Financing Completes Private Offering of Senior Notes

Notices Furnished to Redeem Higher-Interest Debt with Net Proceeds

DENVER, June 15, 2020 — CenturyLink Inc. (NYSE: CTL) announced that Level 3 Financing Inc., its indirect, wholly-owned subsidiary (“Level 3 Financing”), completed its previously-announced private offering of $1.2 billion aggregate principal amount of its unsecured 4.250% Senior Notes due 2028 (the “2028 Notes”).

The net proceeds from the offering will be used, together with cash on hand, for general corporate purposes, including, without limitation, to redeem all $840 million aggregate principal amount of Level 3 Financing’s outstanding 5.375% Senior Notes due 2022 (the “2022 Notes”) and $360 million aggregate principal amount of Level 3 Financing’s outstanding 5.625% Senior Notes due 2023 (the “2023 Notes”).

The 2028 Notes are unsubordinated, unsecured obligations of Level 3 Financing, and are guaranteed on an unsecured basis by Level 3 Financing’s direct parent, Level 3 Parent LLC. The 2028 Notes were privately placed without being registered under the Securities Act of 1933, as amended.

In connection with completing the offering, Level 3 Financing issued notices to redeem (i) all $840 million aggregate principal amount of its outstanding 2022 Notes and (ii) $360 million aggregate principal amount of the $500 million aggregate principal amount of its outstanding 2023 Notes. Pursuant to these notices, on July 15, 2020, all such notes will be redeemed at par plus accrued and unpaid interest to, but excluding, the redemption date. Additional information regarding the redemption of the 2022 Notes and 2023 Notes is available from Bank of New York Mellon. This press release does not constitute a notice of redemption with respect to any of the 2022 Notes or the 2023 Notes.

About CenturyLink

CenturyLink (NYSE: CTL) is a technology leader delivering hybrid networking, cloud connectivity, and security solutions to customers around the world. Through its extensive global fiber network, CenturyLink provides secure and reliable services to meet the growing digital demands of businesses and consumers. CenturyLink strives to be the trusted connection to the networked world and is focused on delivering technology that enhances the customer experience.

Learn more at http://news.centurylink.com/.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in the filings of CenturyLink or Level 3 Parent, LLC with the Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Jeremy Jones Jeremy.Jones@CenturyLink.com +1 720-567-7044	Valerie Finberg Valerie.Finberg@CenturyLink.com +1 720-888-2501

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